Pricing Supplement No. 7    Dated 02/26/03           Rule 424(b)(3)
(To Prospectus dated September 15, 1998 and          File No. 333-63049
Prospectus Supplement dated August 3, 1999)          CUSIP No. 78355H HZ5

$300,000,000

RYDER SYSTEM, INC.

Medium-Term Notes, Series 16
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:        $20,000,000

Issue Price:             100.00%

Issue Date:              03/03/03

Maturity Date:           04/01/08

Interest Rate:           4.000%

Daycount:                30/360

Interest Payment Dates:  Semi-annually on April 1 and October 1 of each year, commencing October 1, 2003, and at Maturity.

Record Dates:            March 17 and September 16.

Form:    [X] Book Entry             [ ] Certificated

Redemption:   [X] The Notes cannot be redeemed prior to maturity.

              [ ] The Notes may be redeemed prior to maturity.

     Terms of Redemption:     -

Repayment at option of holder:     [X]  The holder has no option to elect
                                        repayment of the Notes prior to
                                        maturity.
                                   [ ]  The Notes are repayable prior to
                                        maturity at the option of holder.

     Terms of Repayment:      -

Discount note:      [ ]  Yes       [X]  No

     Total Amount of OID:          -

     Yield to Maturity:            -

     Initial Accrual Period OID:   -

Name of Agent and Agent's Discount or Commission:

     Deutsche Bank Securities            $100,000.00